UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2006

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS.

ITEM 8.01	OTHER EVENTS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

SIGNATURES

EXHIBIT INDEX

EXHIBIT 14.1	QUADRAMED CORPORATION CODE OF ETHICS FOR PRINCIPAL EXECUTIVE OFFICERS AND SENIOR FINANCIAL OFFICERS.

EXHIBIT 99.1	QUADRAMED CORPORATION PRESS RELEASE, DATED MARCH 13, 2006.

ITEM 5.05 AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS

On March 9, 2006, the Board of Directors of QuadraMed Corporation (the “Company”) adopted an updated and amended Code of Ethics for Principal Executive Officers and Senior Financial Officers (“Code of Ethics”) as part of its routine review and update of the Company’s corporate governance documents. The Code of Ethics now includes provisions explicitly prohibiting (i) a knowing misrepresentation of facts and (ii) retaliation against an individual for reporting violations of the Code of Ethics. Further, the Code of Ethics details actions that would be deemed to constitute a knowing misrepresentation of fact and specifies that waivers from the Code of Ethics may only be granted by the Board of Directors or the Nominating and Governance Committee of the Board of Directors.

A copy of the Code of Ethics is filed as Exhibit 14.1 to this report and is incorporated by reference in response to this Item 5.05.

ITEM 8.01 OTHER EVENTS

On March 13, 2006, the Company issued a press release announcing a new organizational structure, aligned with the Company’s strategy to promote an integrated product offering and designed to reduce the Company’s operating costs.

A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated by reference in response to this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 14.1	QuadraMed Corporation Code of Ethics for Principal Executive Officers and Senior Financial Officers.

Exhibit 99.1	QuadraMed Corporation Press Release, dated March 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2006

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
14.1	QuadraMed Corporation Code of Ethics for Principal Executive Officers and Senior Financial Officers.

99.1	QuadraMed Corporation Press Release, dated March 13, 2006.